Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES FIRST QUARTER FISCAL YEAR 2013 RESULTS

RUTLAND, VERMONT (August 29, 2012) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported financial results for its first quarter fiscal year 2013.

Highlights for the quarter included:

•	Pricing growth of 1.0 percent in the collection line-of-business; 13 consecutive quarters of positive collection pricing growth.

•	Robust volume growth of 4.4 percent in the recycling line-of-business driven by continued adoption of Zero-Sort® Recycling.

For the quarter ended July 31, 2012, revenues were $121.2 million, down $6.0 million or 4.7 percent from the same quarter last year, with positive collection pricing more than offset by lower solid waste volumes and lower recycling commodity prices.

The company’s net loss attributable to common shareholders was ($8.4) million, or ($0.31) per common share for the quarter, compared to net loss of ($3.1) million, or ($0.12) per share for the same quarter last year.

Operating income was $5.8 million for the quarter, down $4.5 million from the same quarter last year. The current quarter includes a $0.6 million expense related to the pending sale of the Maine Energy Recovery Company and certain financing costs. The quarter ended July 31, 2011 included a $1.0 million legal settlement charge. Adjusted EBITDA* was $24.3 million for the quarter, down $4.4 million from same quarter last year.

“During our first quarter recycling commodity prices weakened and we continued to experience declines in special waste volumes at our western New York landfills mainly due to decreased Marcellus Shale drilling activity,” said John W. Casella, chairman and CEO of Casella Waste Systems. “Despite these headwinds, I believe that we are executing well against factors that we can control in this challenging economic environment, such as:

•

“As announced on August 10, we took a number of steps to realign our operations to streamline support functions and to eliminate approximately $6.5 million of annualized costs. We expect these permanent cost savings to partially offset the cyclical revenue declines from lower recycling commodity pricing and lower landfill special waste volumes. Further, these steps position us well to leverage a lower cost structure as cyclical revenues return in the future.

•	“In early August we signed a purchase and sale agreement to sell our waste-to-energy facility to the City of Biddeford, ME. We are expecting to complete the sale by December 2012.

•

“Despite a stagnant economy, we have grown our residential and commercial customer counts year-over year, 6 percent and 1 percent, respectively, and have delivered positive pricing gains in each segment. We attribute this to our strategy of offering differentiated resource solutions that allow us to stand out in our markets as a service provider that creates value for our customers.

“Weakness in the roll-off collection line-of-business offset much of gains we had in the residential and commercial lines-of-business,” Casella said. “The roll-off line-of-business was down in the quarter due to: pull forward of work into our fourth quarter with the early spring in the northeast, continued pressure on roll-off work because of depressed construction activity, and a tough comparison to the first quarter last year when we saw increased demand from flooding activity.”

“Nevertheless, we’ve reduced costs and realigned the way we operate, making us more efficient and more customer service-oriented, and putting us in a great position to prosper when economic conditions improve,” Casella said.

The company reaffirms guidance issued on August 10, 2012 for its fiscal year 2013, which began May 1, 2012, by estimating results in the following ranges:

•	Revenues between $475.0 million and $485.0 million;

•	Adjusted EBITDA* between $101.0 million and $105.0 million;

The above guidance does not include the financial impacts from the potential sale of Maine Energy or the potential refinancing of the 11.0 percent $180.0 million second lien notes due July 2014 during fiscal year 2013.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), the company also discloses earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-offs, legal settlement charges, bargain purchase gains, asset impairment charges, environmental remediation charges, as well as severance and reorganization charges (Adjusted EBITDA) which is a non-GAAP measure. The company also discloses earnings before interest, taxes, adjusted for gain on sale of assets, development project charge write-off, legal settlement charges, bargain purchase gains, asset impairment charges, environmental remediation charges, as well as severance and reorganization charges (Adjusted Operating Income) which is a non-GAAP measure. The company also discloses Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures attributable to growth and maintenance (excluding acquisition related capital), less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sale of property and equipment, plus contributions from non-controlling interest holder, which is a non-GAAP measure. Adjusted EBITDA is reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by operating activities.

The company presents Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the company’s results. Management uses these non-GAAP measures to further understand the company’s “core operating performance.” The company believes its “core operating performance” represents its on-going performance in the ordinary course of operations. The company believes that providing Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, or Free Cash Flow presented by other companies.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, vice president of finance and investor relations at (802) 772-2239, media contact Joseph Fusco, vice president at (802) 772-2247, or visit the company’s website at http://www.casella.com.

Conference call to discuss quarter

The Company will host a conference call to discuss these results on Thursday, August 30, 2012 at 10:00 a.m. ET. Individuals interested in participating in the call should dial (877) 548-9590 or for international participants (914) 495-8541 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast. A replay of the call will be available on the company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 21047750) until 11:59 p.m. ET on Thursday, September 6, 2012.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in energy pricing or the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; we may incur environmental charges or asset impairments in the future; and we may be unable to sell our waste-to-energy facility and shift waste volumes to other landfill sites. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2012.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Ned Coletta

Vice President of Finance and Investor Relations

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247

http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except amounts per share)

	Three Months Ended
	July 31, 2012	July 31, 2011
Revenues	$121,195	$127,193
Operating expenses:
Cost of operations	84,811	85,224
General and administration	15,324	16,207
Depreciation and amortization	14,756	14,506
Expense from divestiture and financing costs	553	—
Legal settlement	—	1,000

	115,444	116,937

Operating income	5,751	10,256
Other expense/(income), net:
Interest expense, net	11,844	11,151
Loss from equity method investment	1,766	2,257
Other income	(130)	(105)

	13,480	13,303

Loss from continuing operations before income taxes and discontinued operations	(7,729)	(3,047)
Provision for income taxes	650	661

Loss from continuing operations before discontinued operations	(8,379)	(3,708)
Discontinued operations:
Gain on disposal of discontinued operations, net of income taxes (1)	—	646

Net loss	(8,379)	(3,062)

Less: Net loss attributable to noncontrolling interest	(8)	—

Net loss attributable to common stockholders	$(8,371)	$(3,062)

Common stock and common stock equivalent shares outstanding, assuming full dilution	26,992	26,564

Net loss per common share	$(0.31)	$(0.12)

Adjusted EBITDA (2)	$24,315	$28,661

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

ASSETS	July 31, 2012	April 30, 2012
CURRENT ASSETS:
Cash and cash equivalents	$3,505	$4,534
Restricted cash	76	76
Accounts receivable—trade, net of allowance for doubtful accounts	53,432	47,472
Other current assets	15,539	15,274

Total current assets	72,552	67,356
Property, plant and equipment, net of accumulated depreciation	422,096	416,717
Goodwill	102,516	101,706
Intangible assets, net	3,487	2,970
Restricted assets	419	424
Notes receivable—related party/employee	723	722
Investments in unconsolidated entities	21,234	22,781
Other non-current assets	20,247	21,067

Total assets	$643,274	$633,743

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$1,232	$1,228
Current maturities of financing lease obligations	344	338
Accounts payable	48,729	46,709
Other accrued liabilities	39,987	40,060

Total current liabilities	90,292	88,335
Long-term debt and capital leases, less current maturities	487,501	473,381
Financing lease obligations, less current maturities	1,729	1,818
Other long-term liabilities	54,196	51,978
Total stockholders' equity	9,556	18,231

Total liabilities and stockholders' equity	$643,274	$633,743

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended
	July 31, 2012	July 31, 2011
Cash Flows from Operating Activities:
Net loss	$(8,379)	$(3,062)
Gain on disposal of discontinued operations, net	—	(646)
Adjustments to reconcile net loss to net cash provided by operating activities—
Gain on sale of equipment	(46)	(192)
Depreciation and amortization	14,756	14,506
Depletion of landfill operating lease obligations	2,288	2,030
Interest accretion on landfill and environmental remediation liabilities	933	869
Amortization of discount on second lien notes	259	230
Loss from equity method investment	1,766	2,257
Stock-based compensation	675	649
Excess tax benefit on the vesting of share based awards	(205)	(246)
Deferred income taxes	565	939
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(5,091)	(3,394)

Net Cash Provided by Operating Activities	7,521	13,940

Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(3,150)	(715)
Additions to property, plant and equipment—acquisitions	(288)	—
—growth	(2,002)	(1,143)
—maintenance	(14,394)	(13,725)
Payment for capital related to divestiture	(618)	—
Payments on landfill operating lease contracts	(1,814)	(1,858)
Proceeds from sale of property and equipment	265	199
Investments in unconsolidated entities	(1,000)	(650)

Net Cash Used In Investing Activities	(23,001)	(17,892)

Cash Flows from Financing Activities:
Proceeds from long-term borrowings	62,310	48,500
Principal payments on long-term debt	(48,689)	(44,439)
Payment of financing costs	(96)	(90)
Proceeds from exercise of share based awards	—	176
Excess tax benefit on the vesting of restricted stock	205	246
Contributions from noncontrolling interest holder	721	—

Net Cash Provided By Financing Activities	14,451	4,393

Net Cash Provided By Discontinued Operations	—	646

Net (decrease) increase in cash and cash equivalents	(1,029)	1,087
Cash and cash equivalents, beginning of period	4,534	1,817

Cash and cash equivalents, end of period	$3,505	$2,904

Supplemental Disclosures:
Cash interest	$11,391	$11,189
Cash income taxes, net of refunds	$(26)	$2,159

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands)

Note 1: Discontinued Operations

On January 23, 2011, we entered into a purchase and sale agreement and related agreements to sell non-integrated recycling assets and select intellectual property assets to a new company (the “Purchaser”) formed by Pegasus Capital Advisors, L.P. and Intersection LLC for $130,400 in gross proceeds. Pursuant to these agreements, we divested non-integrated recycling assets located outside our core operating regions of New York, Massachusetts, Vermont, New Hampshire, Maine and northern Pennsylvania, including 17 material recovery facilities (“MRFs”), one transfer station and certain related intellectual property assets. Following the transaction, we retained four integrated MRFs located in our core operating regions. As a part of the disposition, we also entered into a ten-year commodities marketing agreement with the Purchaser to market 100% of the tonnage from three of our remaining integrated MRFs.

We completed the transaction on March 1, 2011 for $134,195 in gross cash proceeds. This included an estimated $3,795 working capital and other purchase price adjustment, which was subject to further adjustment, as defined in the purchase and sale agreement. The final working capital adjustment, along with additional legal expenses related to the transaction, of $646 was recorded to gain on disposal of discontinued operations, net of income taxes in the three months ended July 31, 2011.

Note 2: Non—GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-offs, legal settlement charges, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization charges, as well as expenses from divestiture and financing costs (Adjusted EBITDA) which is a non-GAAP measure. We also disclose earnings before interest, taxes, adjusted for gain on sale of assets, development project charge write-offs, legal settlement charges, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization charges, as well as expenses from divestiture and financing costs (Adjusted Operating Income) which is a non-GAAP measure. We also disclose Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures attributable to growth and maintenance (excluding acquisition related capital), less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sale of property and equipment, plus contributions from non-controlling interest holder, which is a non-GAAP measure. Adjusted EBITDA is reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by operating activities.

We present Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our results. We use these non-GAAP measures to further understand our “core operating performance.” We believe our “core operating performance” represents our on-going performance in the ordinary course of operations. We believe that providing Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing our performance using the same financial metrics that our management team uses in making many key decisions and understanding how the core business and our results of operations may look in the future. We further believe that providing this information allows our investors greater transparency and a better understanding of our core financial performance. In addition, the instruments governing our indebtedness use EBITDA (with additional adjustments) to measure our compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, or Free Cash Flow presented by other companies.

Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income to Net Loss:

	Three Months Ended
	July 31, 2012	July 31, 2011
Net Loss	$(8,379)	$(3,062)
Gain on disposal of discontinued operations, net	—	(646)
Provision for income taxes	650	661
Other expense, net	1,636	2,152
Interest expense, net	11,844	11,151
Legal settlement	—	1,000
Expense from divestiture and financing costs	553	—
Depreciation and amortization	14,756	14,506
Severance and reorganization charges	34	—
Depletion of landfill operating lease obligations	2,288	2,030
Interest accretion on landfill and environmental remediation liabilities	933	869

Adjusted EBITDA (2)	$24,315	$28,661
Depreciation and amortization	(14,756)	(14,506)
Depletion of landfill operating lease obligations	(2,288)	(2,030)
Interest accretion on landfill and environmental remediation liabilities	(933)	(869)

Adjusted Operating Income (2)	$6,338	$11,256

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:
	Three Months Ended
	July 31, 2012	July 31, 2011
Net Cash Provided by Operating Activities	$7,521	$13,940
Capital expenditures—growth and maintenance	(16,396)	(14,868)
Payments on landfill operating lease contracts	(1,814)	(1,858)
Proceeds from sale of property and equipment	265	199
Contributions from noncontrolling interest holder	721	—

Free Cash Flow (2)	$(9,703)	$(2,587)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of our total revenues attributable to services provided for the three months ended July 31, 2012 and 2011 are as follows:

	Three Months Ended July 31,
	2012	% of Total Revenue	2011	% of Total Revenue
Collection	$53,043	43.8%	$53,626	42.2%
Disposal	30,967	25.5%	32,173	25.3%
Power generation	2,663	2.2%	3,042	2.4%
Processing and organics	14,633	12.1%	14,738	11.6%

Solid waste operations	101,306	83.6%	103,579	81.5%
Major accounts	9,524	7.9%	10,711	8.4%
Recycling	10,365	8.5%	12,903	10.1%

Total revenues	$121,195	100.0%	$127,193	100.0%

Components of revenue growth for the three months ended July 31, 2012 compared to the three months ended July 31, 2011 are as follows:
	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$541	1.0%	0.5%	0.4%
Disposal	(375)	-1.2%	-0.3%	-0.3%

Solid Waste Yield	166		0.2%	0.1%

Collection	(1,799)		-1.7%	-1.4%
Disposal	(890)		-0.9%	-0.7%
Processing and organics	37		0.0%	0.0%

Solid Waste Volume	(2,652)		-2.6%	-2.1%

Fuel surcharge	(174)		-0.2%	-0.1%
Commodity price & volume	(693)		-0.7%	-0.5%
Acquisitions	1,096		1.1%	0.8%
Closed landfill	(16)		0.0%	0.0%

Total Solid Waste	(2,273)		-2.2%	-1.8%

Major Accounts	(1,187)			-0.9%

Recycling Operations:			% of Recycling Operations
Commodity price	(3,101)		-24.0%	-2.4%
Commodity volume	563		4.4%	0.4%

Total Recycling	(2,538)		-19.6%	-2.0%

Total Company	$(5,998)			-4.7%

Solid Waste Internalization Rates by Region:
	Three Months Ended July 31,
	2012	2011

Eastern region	53.8%	54.1%
Western region	72.5%	76.1%
Solid waste internalization	63.9%	65.6%

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

GreenFiber Financial Statistics (1):

	Three Months Ended July 31,
	2012	2011
Revenues	$13,101	$16,016
Net loss	(3,569)	(4,515)
Cash flow provided by (used in) operations	225	(1,278)
Net working capital changes	1,935	906
Adjusted EBITDA	$(1,710)	$(2,184)

As a percentage of revenues:

Net loss	-27.2%	-28.2%
Adjusted EBITDA	-13.1%	-13.6%

(1) We hold a 50% interest in US Green Fiber, LLC ("GreenFiber"), a joint venture that manufactures, markets and sells cellulose insulation made from recycled fiber.

Components of Growth and Maintenance Capital Expenditures (1):

	Three Months Ended July 31,
	2012	2011
Growth capital expenditures:
Landfill development	$332	$41
Water treatment facility	760	—
Landfill gas-to-energy project	—	367
MRF equipment upgrades	—	509
Other	910	226

Total Growth Capital Expenditures	2,002	1,143

Maintenance capital expenditures:
Vehicles, machinery / equipment and containers	$3,053	$6,440
Landfill construction & equipment	10,922	6,997
Facilities	279	175
Other	140	113

Total Maintenance Capital Expenditures	14,394	13,725

Total Growth and Maintenance Capital Expenditures	$16,396	$14,868

(1) Our capital expenditures are broadly defined as pertaining to either growth, maintenance or acquisition activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities. Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Acquisition capital expenditures are defined as costs of equipment added directly as a result of new business growth related to an acquisition.